Exhibit 21.1

TOWERS WATSON & CO.

SUBSIDIARIES

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION	Name(s) under which such subsidiary does business (if different)(a)

Towers Watson Argentina S.A.	Argentina
Towers Watson Australia Pty Ltd	Australia
Wycomp Pty Ltd	Australia
Towers Watson Superannuation Pty Ltd	Australia
Classic Solutions Australia Pty Limited	Australia
Classic Solutions Holding Pty Limited	Australia
Classic Solutions Pty. Limited	Australia
Towers Watson International Survey Research Pty Ltd	Australia
Towers Watson Austria GmbH	Austria
Towers Watson NV	Belgium
Towers Watson (Bermuda) Ltd.	Bermuda
Towers Watson Corretora e Consultoria de Seguros Ltda.	Brazil
Towers Watson Consultoria Ltda.	Brazil
Towers Watson Canada Inc.	Canada
Towers Watson Chile S.A.	Chile
Corredores de Seguros Towers Watson Limitada	Chile
Towers Watson Consulting (Shanghai) Limited	China
Towers Watson Enterprise Management Consulting (Shenzhen) Limited	China
Towers Watson Management Consulting (Shenzhen) Co., Ltd.	China
Towers Watson Consultores Colombia S.A.	Colombia
Towers Watson SARL	France
Towers Watson (Düsseldorf) GmbH	Germany
Towers Watson Versicherungsservice GmbH	Germany
Towers Watson Pensionsfonds AG	Germany
Towers Watson Vorsorge Trust GmbH	Germany
Zeitinvest-Service GmbH	Germany
Towers Watson GmbH	Germany
Towers Watson Holding GmbH	Germany
Towers Watson (Re)Insurance Brokers GmbH	Germany
Towers Watson Risk Consulting Ltd	Hong Kong
Towers Watson Hong Kong Limited	Hong Kong
Towers Watson Investment Services Hong Kong Limited	Hong Kong
Towers Watson India Private Limited	India
PT Towers Watson Purbajaga	Indonesia
PT Towers Watson Indonesia	Indonesia
Towers Watson (Ireland) Limited	Ireland
Watson Wyatt Consulting	Ireland
BCI Trustees Limited	Ireland
Towers Watson Investment Management (Ireland) Limited	Ireland
Towers Watson Italia Srl	Italy
Towers Watson KK	Japan
Watson Wyatt Luxembourg SARL	Luxembourg
Towers Perrin Luxembourg Holdings S.A.R.L.	Luxembourg
Towers Watson (Malaysia) Sdn Bhd	Malaysia
Towers Watson International Survey Research Sdn. Bhd.	Malaysia
Watson Wyatt Holdings (Mauritius) Limited	Mauritius
Towers Watson Consultores Mexico S.A. de C.V.	Mexico
Watson Wyatt European Region BV	Netherlands
Towers Watson Netherlands BV	Netherlands

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION	Name(s) under which such subsidiary does business (if different)(a)

Stichting Towers Watson PPI	Netherlands
Towers Watson Pension Services BV	Netherlands
Towers Watson Philippines, Inc.	Philippines
Towers Watson Global Business Services, Inc.	Philippines
Towers Watson (Portugal) Unipessoal Limitada	Portugal
Towers Watson, Limited Liability Company	Russia
Towers Watson Saudi Arabia LLC	Saudi Arabia
Towers Watson Singapore Pte Ltd	Singapore
Towers Watson Insurance Brokers Singapore Pte. Ltd.	Singapore
Actuary Online (Pty) Ltd.	South Africa
Retirement Online (Pty) Limited	South Africa
Towers Watson South Africa Holdings (Pty) Limited	South Africa
Towers Watson SA (Proprietary) Limited	South Africa
Towers Watson (Pty) Limited	South Africa
Towers Watson de Espana SA	Spain
Towers Watson AB	Sweden
Towers Watson AG	Switzerland
Towers Watson (Thailand) Limited	Thailand
Towers Watson Danışmanlık Limited Şirketi	Turkey
Towers Watson Middle East FZ-LLC	United Arab Emirates (DIFC, Dubai)
Towers Watson Investment Management Limited	United Kingdom
OIP (Scotland) Limited	United Kingdom
OXIP Limited	United Kingdom
Towers Watson Limited	United Kingdom
Watson Wyatt Holdings Limited	United Kingdom
The Wyatt Company Holdings Limited	United Kingdom
Watson Wyatt Holdings (Europe) Limited	United Kingdom
Watson Wyatt International Limited	United Kingdom
Watson Wyatt Insurance & Financial Services Consulting Holdings Limited	United Kingdom
Watson Wyatt European Region Limited	United Kingdom
Watson Wyatt European Investment Holdings Limited	United Kingdom
Watsons Pensioneer Trustees Limited	United Kingdom
Watson Wyatt (UK) Acquisitions 1 Limited	United Kingdom
The Wyatt Company (UK) Limited	United Kingdom
Wyatt Pension Plan Trustee Limited	United Kingdom
Wyatt Financial Services Limited	United Kingdom
Watsons International Limited	United Kingdom
Watson Wyatt (UK) Acquisitions 2 Limited	United Kingdom
Watson Wyatt European Investment Limited Partnership	United Kingdom
Clayton Group Limited	United Kingdom
Towers Watson (Re)Insurance Brokers Limited	United Kingdom
Denis M. Clayton (Holdings) Limited	United Kingdom
Towers Watson Capital Markets Limited	United Kingdom
Towers Perrin Europe Limited	United Kingdom
Towers Perrin UK Holdings Limited	United Kingdom
Towers Watson UK Limited	United Kingdom
Towers Perrin (UK) Trustee Company Limited	United Kingdom
EMB Management Holdings Limited	United Kingdom
Towers Watson Software Limited	United Kingdom
Towers Watson IC Limited	United Kingdom
Towers Watson Marketing Sciences Limited	United Kingdom
Towers Watson Pension Scheme Trustees Limited	United Kingdom
Towers Watson Global Holdings Limited	United Kingdom
Towers Watson Global Limited	United Kingdom
Towers Watson Global 2 Limited	United Kingdom

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION	Name(s) under which such subsidiary does business (if different)(a)

Towers Watson Global 3 Limited	United Kingdom
Towers Watson Delaware Inc.	United States- Delaware
Towers Watson Data Services, Inc.	United States- Delaware
Towers Watson Investment Services, Inc.	United States- Delaware
Watson Wyatt European Investment Holdings, Inc.	United States- Delaware
Watson Wyatt European Investment Holdings 1, LLC	United States- Delaware
Watson Wyatt European Investment Holdings 2, LLC	United States- Delaware
Towers Watson Delaware Holdings Inc.	United States- Delaware
Towers Watson Middle East Holdings LLC	United States- Delaware
Towers Perrin Capital Corp.	United States- Delaware
Towers Watson Capital Markets Inc.	United States- Delaware
TP Finance Co.	United States- Delaware
Watson Wyatt International, Inc.	United States- Nevada
TPF&C International Inc.	United States- Pennsylvania
Towers Watson Pennsylvania Inc.	United States- Pennsylvania
Professional Consultants Insurance Company, Inc.	United States – Vermont
Stone Mountain Insurance Company	United States- Vermont
Towers Watson America LLC	United States- Delaware
Towers Watson Latin America Holdings LLC	United States- Delaware
Extend Health, Inc.	United States- Delaware
Extend Administrators LLC	United States- Delaware
Extend Insurance Services LLC	United States- Utah
Towers Watson Uruguay S.A.	Uruguay
Towers Watson Vietnam Company Limited	Vietnam

(a)	Subsidiaries which are trading entities trade under their own name or under the trading name of Towers Watson.